Exhibit 5

July 18, 1995


ILLINOIS CENTRAL CORPORATION
455 N. Cityfront Plaza Drive
Chicago, Illinois  60611-5504

Gentlemen:

      I have examined the corporate and plan records and proceedings of Illinois Central Corporation (the "Company") and the Illinois
Central Railroad Company Union Employees' Savings Plan (the "Plan") with respect to the shares of common stock of the Company (the "Shares") being registered with the Securities and Exchange Commission pursuant to the Company's registration statement on Form S-8 (the "Registration Statement").

      I am of the opinion that the Shares, when issued under and in accordance with the Plan, will be legally issued, fully paid and non-assessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this opinion contained in the Registration Statement.

                                         Very truly yours,


                                           /s/Ronald A. Lane
                                          Vice President and General
                                          Counsel of the Company